Exhibit 99.1

  Argonaut Group, Inc. Announces 2006 Second Quarter Results; Company Produced Second Quarter Records in Earned Premiums, Total Revenue and Underwriting Income

     SAN ANTONIO--(BUSINESS WIRE)--Aug. 2, 2006--Argonaut Group, Inc. (NASDAQ:AGII) today announced financial results for the three and six months ended June 30, 2006.

     Highlights for the 2006 second quarter include the following:

     -- Pre-tax operating income increased 33.5 percent to a record $32.3 million;

     -- Net income was $23.4 million, which included income tax expense of $12.2 million, compared to second quarter 2005 net income of $23.7 million, which included a tax benefit of $0.1 million;

     -- Underwriting income increased to $10.5 million versus $8.7 million in the second quarter of 2005;

     -- Investment income rose 26.9 percent to $25.0 million compared to $19.7 million in the second quarter of 2005;

     -- Earned premium increased 18.7 percent to $200.4 million versus $168.9 million for the same period in 2005;

     -- Total revenues were $228.7 million compared to $188.0 million a year ago;

     -- Gross written premiums for E&S and Select Markets increased 14.6 percent and 4.9 percent, respectively.

     Highlights for the first half of 2006 include the following:

     -- Pre-tax operating income increased 34.2 percent to $63.5 million versus $47.3 million in last year's first six months;

     -- Net income of $43.9 million included income tax expense of $22.9 million compared to first half 2005 net income of $49.7 million, which included a tax benefit of $1.1 million;

     -- Underwriting income increased 27.2 percent over the first six months of 2005;

     -- Gross written premiums for the first six months increased 12.0 percent over the same period last year; Earned premium in the first half of 2006 was up 20.9 percent;

     -- Cash flow from operations increased to $125.8 million in the first half of 2006 compared to $93.5 million for the same six-month period last year.

     Argonaut Group President and CEO Mark E. Watson III said, "Our three primary business segments performed well and produced record underwriting results in the second quarter. On a year-over-year basis, I am pleased with our top-line growth from continuing operations, strong underwriting margins and increased cash flow. Our commitment to strong underwriting discipline and leadership within our niche markets continued to serve us well, producing the best financial performance over six months in our Company's history."

     FINANCIAL RESULTS

     For the second quarter of 2006, Argonaut Group reported net income of $23.4 million or $0.69 per diluted common share on 33.8 million shares. This compares to 2005 second quarter net income of $23.7 million or $0.76 per diluted common share on 31.2 million shares. Comparability of net income in 2006 to 2005 was significantly impacted by the change in income tax expense. Net income for the three month period ended June 30, 2006 includes income tax expense of $12.2 million. Net income for the comparable three-month period in 2005 includes income tax benefits of $0.1 million. The benefits recorded in 2005 were related to the reduction of a previously established deferred tax valuation allowance. This valuation allowance was reduced to $0 in 2005. The change in valuation allowance did not impact cash paid related to income taxes during 2005 or 2006.
     The Company believes operating income is another meaningful measure of Argonaut Group's performance, yet differs from net income under accounting principles generally accepted in the United States (GAAP) in that operating income excludes income tax benefit or expense and net realized investment gains and losses. For a reconciliation of operating income to GAAP net income for the three and six months ended June 30, 2006 and 2005, respectively, please refer to the reconciliation table attached to this news release. Pre-tax operating income for the quarter ended June 30, 2006 was $32.3 million, an increase of $8.1 million or 33.5 percent as compared to pretax operating income of $24.2 million for the comparable quarter in 2005.
     Total revenue was $228.7 million during the second quarter of 2006, compared to $188.0 million for the same period in 2005, or a 21.7 percent increase. Total revenue includes realized gains and losses on the sales of investments, which included $3.3 million of gains and $0.6 million of losses, respectively, for the second quarters of 2006 and 2005. Earned premiums for the three months ended June 30, 2006 were $200.4 million compared to $168.9 million for the comparable quarter in 2005, or an 18.7 percent increase.
     The Group combined ratio for the second quarter of 2006 was 94.8 percent versus 94.9 percent for the same three-month period in 2005. All three primary business segments delivered strong underwriting income, led by Public Entity reporting a combined ratio of 72.8 percent.
     For the six months ended June 30, 2006, Argonaut Group reported net income of $43.9 million or $1.30 per diluted common share, versus $49.7 million or $1.59 per diluted common share for the first half of 2005. Net income of 43.9 million includes tax expense of $22.9 million for the six months ended June 30, 2006, as compared to net income of $49.7 million, which included a tax benefit of $1.1 million for the same six-month period in 2005. See previous commentary relative to the Company's tax expense and the effect of the reduction in the deferred tax valuation allowance. Total revenue during the first half of 2006 was $453.3 million versus $371.8 million during the first six months of 2005. Total revenue includes realized gains of $3.3 million and $1.3 million for the six months ended June 30, 2006 and June 30, 2005, respectively. Earned premiums for the first six months of 2006 were $400.3 million compared to $331.0 million during the first half of 2005.

     SEGMENT RESULTS

     Excess & Surplus Lines (E&S) - For the second quarter of 2006, gross written premiums and operating income for E&S totaled $179.8 million and $23.3 million, respectively. This compares to gross written premiums of $156.9 million and operating income of $16.5 million in the second quarter of 2005. The combined ratio for the 2006 second quarter was 90.6 percent versus 88.7 percent for the same three-month period in 2005.
     For the six months ended June 30, 2006, gross written premiums for E&S were $357.8 million, generating operating income of $40.3 million and a combined ratio of 92.0 percent. This compares to gross written premiums of $257.7 million, operating income of $29.8 million and a combined ratio of 90.0 percent for the first half of 2005.

     Select Markets - During the second quarter, gross written premiums were $72.2 million and operating income totaled $6.2 million, compared to gross written premiums of $68.8 million and operating income of $6.2 million during the same period in 2005. The combined ratio for the 2006 second quarter was 95.8 percent versus 93.6 percent in the second quarter of last year.
     For the six months ended June 30, 2006, gross written premiums for Select Markets were $145.1 million, generating operating income of $13.3 million and a combined ratio of 94.9 percent. This compares to gross written premiums of $132.4 million, operating income of $12.0 million and a combined ratio of 94.4 percent during the first half of 2005.

     Public Entity - Gross written premiums for the 2006 second quarter were $8.4 million and operating income totaled $4.7 million, versus gross written premiums of $10.0 million and operating income of $2.1 million for the quarter ended June 30, 2005. For the second quarter, the combined ratio in this segment was 72.8 percent versus 94.9 percent for the same three-month period in 2005.
     For the six months ended June 30, 2006, gross written premiums for Public Entity were $26.2 million, generating operating income of $6.8 million and a combined ratio of 82.4 percent. This compares to gross written premiums of $28.2 million, operating income of $4.0 million and a combined ratio of 94.9 percent for the six-month period ended June 30, 2005.

     Risk Management - As previously disclosed in the third quarter of 2005, the renewal rights to a majority of the business that comprised Risk Management were sold to XL America, Inc. The remaining business activity for this segment reduced gross written premiums by $1.5 million for the three months ended June 30, 2006 and generated operating income of $4.6 million, compared to gross written premiums of $29.2 million and operating income of $7.4 million for the same period in 2005.
     For the six months ended June 30, 2006, Risk Management generated operating income of $13.4 million and a combined ratio of 122.0 percent. For the six months ended June 30, 2005, gross written premiums were $53.3 million, generating operating income of $14.3 million and a combined ratio of 104.0 percent.

     CONFERENCE CALL

     Argonaut Group will webcast an investor conference call at 10:00 a.m. EDT (9:00 a.m. CDT) on Thursday, Aug. 3, 2006. The conference call can be accessed by visiting Argonaut Group's investor relations Web page at www.argonautgroup.com and clicking on 'investor relations,' or by telephone toll free at 800-706-7741 (pass code: 29483898). The international dial-in number for the conference call is 617-614-3471. A replay of the conference call will be available approximately one hour after the call's completion on Argonaut Group's investor relations Web page, or by telephone toll free at 888-286-8010 (pass code: 38557103). If calling from abroad, please access the conference call replay by dialing 617-801-6888.

     FORWARD-LOOKING STATEMENTS DISCLOSURE

     This news release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. For a more detailed discussion of risks and uncertainties, see the Company's public filings made with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statements.

     ABOUT ARGONAUT GROUP, INC.

     Headquartered in San Antonio, Argonaut Group, Inc. (NASDAQ Global Select:AGII) is a national underwriter of specialty insurance products in niche areas of the property and casualty market, with over $3.4 billion in assets. Through its insurance subsidiaries, Argonaut Group offers a full line of high quality products and services designed to meet the unique coverage and claims handling needs of businesses in three primary segments: Excess and Surplus, Select Markets, and Public Entity. Members of Argonaut Group include Colony Group, Argonaut Specialty, Rockwood Casualty, Great Central, Grocers Insurance, Trident Insurance Services, and Argonaut Insurance Company. Information on Argonaut Group and its subsidiaries is available at www.argonautgroup.com.


                         ARGONAUT GROUP, INC.
                      CONSOLIDATED BALANCE SHEETS
                (in millions, except per share amounts)



                               June 30,      December 31,
                                 2006            2005
                            --------------- --------------
                              (unaudited)
           Assets

 Total investments                $2,293.6       $2,173.0
 Cash and cash equivalents            19.1           29.7
 Accrued investment income            18.2           17.4
 Receivables                         718.1          736.5
 Goodwill                            106.3          106.3
 Other assets                        318.3          341.7
                            --------------- --------------
        Total assets              $3,473.6       $3,404.6
                            =============== ==============

   Liabilities and
    Shareholders' Equity
 Reserves for losses and
  loss adjustment expenses        $1,965.5       $1,875.4
 Unearned premiums                   456.6          475.8
 Other liabilities                   308.6          337.3
                            --------------- --------------
     Total liabilities             2,730.7        2,688.5

 Total shareholders'
  equity                             742.9          716.1
                            --------------- --------------
   Total liabilities and
    shareholders' equity          $3,473.6       $3,404.6
                            =============== ==============

 Book value per common
  share - basic                     $23.73         $23.48
                            =============== ==============
 Book value per common
  share - diluted (a)               $22.33         $21.73
                            =============== ==============


a) Book value per common share - diluted, includes the impact of the Series A Mandatory Convertible Preferred Stock on an as if converted basis.


                         ARGONAUT GROUP, INC.
                         FINANCIAL HIGHLIGHTS
                             ALL SEGMENTS
          (in millions, except share and per share amounts)




                                 Three Months Ended  Six Months Ended
                                       June 30,          June 30,
                                 ------------------ ------------------
                                  2006       2005    2006      2005
                                    (unaudited)        (unaudited)

Gross Written Premiums           $258.9     $264.9  $528.1     $471.6
Net Written Premiums              186.7      198.4   378.2      349.5

Earned Premiums                   200.4      168.9   400.3      331.0
Net Investment Income              25.0       19.7    49.7       39.5
Gains (Losses) on Sales of
 Investments                        3.3       (0.6)    3.3        1.3
                                 -------    ------- -------    -------
 Total Revenue                    228.7      188.0   453.3      371.8

Losses and Loss Adjustment
 Expenses                         118.9       98.6   240.8      195.7
Underwriting, Acquisition and
 Insurance Expense                 71.0       61.6   139.4      119.5
Interest Expense                    3.2        4.2     6.3        8.0
                                 -------    ------- -------    -------
 Total Expenses                   193.1      164.4   386.5      323.2

Income Before Tax                  35.6       23.6    66.8       48.6
Income Tax Provision               12.2        8.0    22.9       15.9
Change in Deferred Tax
 Valuation Allowance                  -       (8.1)      -      (17.0)
                                 -------    ------- -------    -------
  Net Income                      $23.4      $23.7   $43.9      $49.7
                                 =======    ======= =======    =======

Net Income (Loss):
 From Operations                  $32.3      $24.2   $63.5      $47.3
 From Sale of Investments           3.3       (0.6)    3.3        1.3
                                 -------    ------- -------    -------
Income Before Taxes                35.6       23.6    66.8       48.6
 Income Tax Provision (Benefit)    12.2       (0.1)   22.9       (1.1)
                                 -------    ------- -------    -------
Total Net Income:                 $23.4      $23.7   $43.9      $49.7
                                 =======    ======= =======    =======

Net Income per Common Share
 (Basic):                         $0.74      $0.83   $1.38      $1.74
                                 =======    ======= =======    =======

Net Income per Common Share
 (Diluted):                       $0.69      $0.76   $1.30      $1.59
                                 =======    ======= =======    =======

Weighted Average Common
 Shares:
   Basic                           31.3       28.0    31.2       27.9
                                 =======    ======= =======    =======
   Diluted                         33.8       31.2    33.8       31.1
                                 =======    ======= =======    =======


                         ARGONAUT GROUP, INC.
                             SEGMENT DATA
                            (in millions)


                              Three Months Ended    Six Months Ended
                                    June 30,            June 30,
                             -------------------- --------------------
                               2006        2005     2006        2005
                                  (unaudited)          (unaudited)

Excess & Surplus Lines
------------------------
  Gross Written Premiums     $179.8      $156.9   $357.8      $257.7
  Net Written Premiums        133.2       120.4    263.7       194.7
  Earned Premiums             131.2        85.7    254.3       163.9

  Underwriting Income         $12.4        $9.6    $20.5       $16.4
  Net Investment Income        10.9         6.9     19.8        13.4
                             --------    -------- --------    --------
  Operating Income Before
   Taxes                      $23.3       $16.5    $40.3       $29.8
                             ========    ======== ========    ========

  Loss Ratio                   59.5 %      58.2 %   61.0 %      59.1 %
  Expense Ratio                31.1 %      30.5 %   31.0 %      30.9 %
                             --------    -------- --------    --------
  GAAP Combined Ratio          90.6 %      88.7 %   92.0 %      90.0 %
                             ========    ======== ========    ========

Select Markets
--------------
  Gross Written Premiums      $72.2       $68.8   $145.1      $132.4
  Net Written Premiums         51.3        50.2     98.5        95.7
  Earned Premiums              51.9        46.4    105.8        94.4

  Underwriting Income          $2.0        $2.8     $5.3        $5.2
  Net Investment Income         4.2         3.4      8.0         6.8
                             --------    -------- --------    --------
  Operating Income Before
   Taxes                       $6.2        $6.2    $13.3       $12.0
                             ========    ======== ========    ========

  Loss Ratio                   66.7 %      64.8 %   66.0 %      65.0 %
  Expense Ratio                29.1 %      28.8 %   28.9 %      29.4 %
                             --------    -------- --------    --------
  GAAP Combined Ratio          95.8 %      93.6 %   94.9 %      94.4 %
                             ========    ======== ========    ========

Public Entity
-------------
  Gross Written Premiums       $8.4       $10.0    $26.2       $28.2
  Net Written Premiums          5.3         5.9     19.3        20.1
  Earned Premiums              13.0        15.9     25.8        32.5

  Underwriting Income          $3.6        $0.9     $4.6        $1.7
  Net Investment Income         1.1         1.2      2.2         2.3
                             --------    -------- --------    --------
  Operating Income Before
   Taxes                       $4.7        $2.1     $6.8        $4.0
                             ========    ======== ========    ========

  Loss Ratio                   38.1 %      58.2 %   48.0 %      60.1 %
  Expense Ratio                34.7 %      36.7 %   34.4 %      34.8 %
                             --------    -------- --------    --------
  GAAP Combined Ratio          72.8 %      94.9 %   82.4 %      94.9 %
                             ========    ======== ========    ========

Risk Management
---------------
  Gross Written Premiums      $(1.5)      $29.2    $(1.0)      $53.3
  Net Written Premiums         (3.1)       21.9     (3.3)       39.0
  Earned Premiums               4.3        20.9     14.4        40.2

  Underwriting Loss           $(3.6)      $(0.3)   $(3.2)      $(1.5)
  Net Investment Income         8.2         7.7     16.6        15.8
                             --------    -------- --------    --------
  Operating Income Before
   Taxes                       $4.6        $7.4    $13.4       $14.3
                             ========    ======== ========    ========

  Loss Ratio                   29.1 %      47.7 %   24.1 %      47.3 %
  Expense Ratio               155.0 %      54.2 %   97.9 %      56.7 %
                             --------    -------- --------    --------
  GAAP Combined Ratio         184.1 %     101.9 %  122.0 %     104.0 %
                             ========    ======== ========    ========


                         ARGONAUT GROUP, INC.
           RECONCILIATION OF OPERATING INCOME TO NET INCOME
                            (in millions)


                              Three Months Ended   Six Months Ended
                                    June 30,            June 30,
                              ------------------- -------------------
                                2006      2005      2006      2005
                                            (unaudited)

Excess & Surplus Lines           $23.3     $16.5     $40.3     $29.8
Select Markets                     6.2       6.2      13.3      12.0
Public Entity                      4.7       2.1       6.8       4.0
Risk Management                    4.6       7.4      13.4      14.3
Run-Off Lines                        -         -         -         -
Corporate & Other                 (6.5)     (8.0)    (10.3)    (12.8)
                              ------------------- --------- ---------
   Operating Income Before
    Taxes                         32.3      24.2      63.5      47.3
Gains (Losses) on Sales of
 Investments                       3.3      (0.6)      3.3       1.3
                              --------- --------- --------- ---------
   Income Before Taxes            35.6      23.6      66.8      48.6
Income Tax Provision
 (Benefit)                        12.2      (0.1)     22.9      (1.1)
                              --------- --------- --------- ---------
   Net Income                    $23.4     $23.7     $43.9     $49.7
                              ========= ========= ========= =========


     CONTACT: Argonaut Group, Inc., San Antonio
              Mark Haushill, 210-321-8400